Exhibit 99.1

William P. Donnelly Appointed to Quanterix’s Board of Directors

Billerica, Mass. – August 21, 2023 – Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery and breakthrough diagnostics through ultrasensitive biomarker detection, today announced that it appointed William (Bill) P. Donnelly to its Board of Directors.

Mr. Donnelly brings many years of senior leadership experience in the life science tools industry, including 21 years at Mettler-Toledo International Inc., where he was executive vice president and chief financial officer. While at Mettler-Toledo, he was responsible for finance, investor relations, supply chain, and information technology. Over his tenure, he strategically oversaw the company from a leveraged buy-out to an IPO and advised the company once it successfully went public. He brings to Quanterix a breadth of experience.

Mr. Donnelly received a Bachelor of Science in business administration from John Carroll University, where he currently serves as a chairman on the Board of Trustees. Mr. Donnelly also serves as lead independent director and chair of the nominating and corporate governance committee of Ingersoll Rand Inc.

“We’re excited about Bill joining us at a time when we’re building the global infrastructure to support physician diagnosis of Alzheimer’s disease. Quanterix is rapidly driving the next ten years of blood biomarker advancement in neurology, and Bill’s experience in pursuit of our mission will be valuable,” said Masoud Toloue, CEO at Quanterix.

“I’m eager to leverage my experience to further Quanterix’s business strategy and its next stage of growth,” said Donnelly. “Quanterix is in the midst of an active transformation, in an exciting market that is ripe for growth, continued discovery, and innovation. I’m looking forward to joining the Quanterix team and getting started as a director.”

To learn more about Quanterix’s Simoa® technology, visit: https://www.quanterix.com/simoa-technology/.

About Quanterix

From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Limit of Quantification (LoQ) of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,000 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Quanterix Media Contact:

Maya Nimnicht, PAN Communications

(510) 334-6273

pan.quanterix@pancomm.com

Investor Relations Contact:

Ed Joyce, Quanterix

(610) 306-9917

ejoyce@quanterix.com